Exhibit 10.5

FORM OF REGISTRATION RIGHTS AGREEMENT

by and between

LIVENT CORPORATION

and

THE SHAREHOLDERS PARTY HERETO

Dated as of [—]

TABLE OF CONTENTS

PAGE

ARTICLE I
DEFINITIONS

Section 1.01. Definitions	1
Section 1.02. Other Definitional and Interpretative Provisions	4

ARTICLE II
REGISTRATION RIGHTS

Section 2.01. Demand Registration	5
Section 2.02. Piggyback Registration	7
Section 2.03. Shelf Registration	8
Section 2.04. Lock-Up Agreements	9
Section 2.05. Registration Procedures	9
Section 2.06. Participation in Public Offering	13
Section 2.07. Rule 144 Sales; Cooperation by the Company	13

ARTICLE III
INDEMNIFICATION AND CONTRIBUTION

Section 3.01. Indemnification by the Company	13
Section 3.02. Indemnification by Participating Shareholders	14
Section 3.03. Conduct of Indemnification Proceedings	14
Section 3.04. Contribution	15
Section 3.05. Other Indemnification	16

ARTICLE IV
MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit	16
Section 4.02. Waiver; Amendment	17
Section 4.03. Independent Nature of Shareholders’ Obligations and Rights	17
Section 4.04. Interpretation; Incorporation of Terms by Reference	17

Exhibit A    Joinder Agreement

i

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of [—], is by and between Livent Corporation, a Delaware corporation (the “Company”), and FMC Corporation, including any Permitted Transferees (collectively, the “Shareholders” and individually, a “Shareholder”). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Agreement the following terms shall have the following meanings; provided that capitalized terms used but not otherwise defined in this Section 1.01 shall have the respective meanings ascribed to such terms in the Separation and Distribution Agreement:

“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.

“Affiliate” of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all of the schedules and exhibits hereto.

“Board” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by Law to be closed in New York, New York.

“Company” has the meaning set forth in the preamble hereto.

“Damages” has the meaning set forth in Section 3.01.

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Effectiveness Date” means the date upon which a Shareholder is no longer subject to underwriter lock up or other contractual restriction entered into in connection with the First Public Offering.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“First Public Offering” means the Company’s initial Public Offering.

“Governmental Authority” means any nation or Government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, Government and any executive official thereof. As used in this definition, “Government” is meant to include all levels and subdivisions of both U.S. and non-U.S. governments (i.e., local, regional or national, and administrative, legislative or executive).

“Indemnified Party” has the meaning set forth in Section 3.03.

“Indemnifying Party” has the meaning set forth in Section 3.03.

“Inspectors” has the meaning set forth in Section 2.05(g).

“Law” means any United States or non-United States federal, national, supranational, state, provincial, local or similar law (including common law), statute, ordinance, regulation, rule, code, order, treaty, license, permit, authorization, registration, approval, consent, decree, injunction, judgment, notice of liability, request for information, binding judicial or administrative interpretation or other requirement, in each case, enacted, promulgated, issued, entered or otherwise put into effect by a Governmental Authority.

“Lock-up Agreement” has the meaning set forth in Section 2.04(a).

“Maximum Offering Size” has the meaning set forth in Section 2.01(e).

“Permitted Transferee” means in the case of any Shareholder, a Person to whom Registrable Securities are Transferred by such Shareholder; provided that (i) such Transfer does not violate any agreements between such Shareholder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144 and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.01(b).

“Person” means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability entity, any other entity and any Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 2.02(a).

“Public Offering” means an underwritten public offering of Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Records” has the meaning set forth in Section 2.05(g).

“Registering Shareholders” has the meaning set forth in Section 2.01(a).

“Registrable Securities” means the Shares beneficially owned by a Shareholder on the date of this Agreement (including any such Shares that are subsequently transferred to a Permitted Transferee) until (i) a registration statement with respect to the sale thereof shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement; (ii) such shares shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act; (iii) such shares shall have been otherwise transferred and subsequent public distribution of them shall not require registration of such distribution under the Securities Act; or (iv) such shares shall have ceased to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of, or compliance with, any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.05(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees, out-of-pocket costs and expenses of the Shareholders, including the reasonable fees and disbursements of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, and (xiv) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 2.05(m). Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

“Requesting Shareholder” has the meaning set forth in Section 2.01(a).

“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement, dated on or about the date hereof, by and between Parent and the Company, as amended, modified or supplemented from time to time.

“Shareholder” has the meaning set forth in the preamble hereto.

“Shares” means shares of common stock, par value $0.001 per share, of the Company and any shares into which such Shares may thereafter be converted or changed.

“Shelf Registration” has the meaning set forth in Section 2.03.

“Transfer” means, with respect to any Registrable Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Registrable Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Registrable Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Underwritten Takedown” has the meaning set forth in Section 2.03.

Section 1.02. Other Definitional and Interpretative Provisions. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Section and Exhibit references are to the Sections and Exhibits to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) Following the Effectiveness Date, any Shareholder or group of Shareholders (the requesting Shareholder(s) shall be referred to herein as the “Requesting Shareholder”) may request that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities and specify the intended method of disposition thereof. The Company shall as promptly as reasonably practicable following the date of receipt by the Company of such request give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) and, in any event, no later than five Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to any other Shareholders and thereupon shall use all commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) subject to the restrictions set forth in Section 2.01(e), all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.01, and

(ii) subject to the restrictions set forth in Sections 2.01(e) and 2.02, all other Registrable Securities that any Shareholders (all such Shareholders, together with the Requesting Shareholder, the “Registering Shareholders”) have requested the Company to register pursuant to Section 2.02, by request received by the Company within two Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $50,000,000 or such lesser amount that constitutes all of the Requesting Shareholder’s Registrable Securities. In no event shall the Company be required to effect more than one Demand Registration or Underwritten Takedown hereunder within any ninety-day period or four or more Demand Registrations and Underwritten Takedowns, in the aggregate, in any period of twelve consecutive months.

(b) Promptly after the expiration of the two-Business Day period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. Notwithstanding clause (d) below, a request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses (other than the expenses set forth under clause (v) of the definition of the term Registration Expenses) of such revoked request.

(c) The Company shall be liable for and shall pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, unless the Requesting Shareholder elects to pay such Registration Expenses as described in the last sentence of Section 2.01(b).

(d) A Demand Registration shall not be deemed to have occurred unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 30 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that a Demand Registration shall not be deemed to have occurred if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder.

(e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration up to the Maximum Offering Size all Registrable Securities requested to be included in such registration by all Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities held by each such Shareholder).

(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 for a reasonable time specified in the notice but not exceeding, together with any suspension pursuant to Section 2.03(c) hereof, 60 days in the aggregate in any period of twelve consecutive months (which period may not be extended or renewed), if the Board determines in good faith that: (i) upon the advice of an investment bank, effecting the registration could materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice would not be in the best interests of the Company or (iii) effecting the registration would impede, delay or interfere with any pending material acquisition, corporate reorganiation or similar transaction of the Company.

(g) In no event shall any securities be registered by the Company (including for the benefit of any other Persons not party to this Agreement) other than Registrable Securities in connection with a Demand Registration made pursuant to this Section 2.01.

Section 2.02. Piggyback Registration. (a) Following the Effectiveness Date, if the Company proposes to register any Shares under the Securities Act (other than (i) a Demand Registration or a Shelf Registration, which will be subject to the provisions of Sections 2.01 and 2.03, respectively, or (ii) a registration on Form S-8 or S-4, or any successor or similar forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least ten Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b). Upon the request of any such Shareholder made within five Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that (A) if such registration involves a Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.05(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (B) if, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01 or a Shelf Registration to the extent required by Section 2.03. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves a Public Offering and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Registrable Securities proposed to be registered for the account of the Company (or, if such registration is pursuant to a demand by a Person that is not a Shareholder, for the account of such other Person) as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03. Shelf Registration. (a) (i) Following the Effectiveness Date, any Shareholder may request that the Company effect the registration under the Securities Act of all or any portion of such Shareholder’s Registrable Securities under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor or similar rule) (a “Shelf Registration”). The Company shall file such Registration Statement as promptly as reasonably practicable and shall use reasonable best efforts to cause such Shelf Registration to become effective. The Company shall only be required to effectuate one Public Offering from any Shelf Registration (an “Underwritten Takedown”) within any ninety-day period and not more than four Public Offerings pursuant to Underwritten Takedowns and Demand Registrations, in the aggregate, in any period of twelve consecutive months. Underwritten Takedowns may only be requested by Shareholders where the aggregate proceeds expected to be received from the sale of the Registrable Securities pursuant to such Underwritten Takedown equals or exceeds $50,000,000 or such lesser amount that constitutes all of the Requesting Shareholder’s Registrable Securities. The provisions of Section 2.01 shall apply mutatis mutandis to each Underwritten Takedown, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering; provided that Registering Shareholders shall only include Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, no Shareholder may request any Demand Registration pursuant to Section 2.01 with respect to Registrable Shares that are registered on such Shelf Registration but shall instead have the right to request an Underwritten Takedown as set forth above.

(b) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

(c) Upon notice to the Shareholders, the Company may suspend usage of any such Shelf Registration on for a reasonable time specified in the notice but not exceeding, together with any suspension pursuant to Section 2.01(f) hereof, 60 days in the aggregate in any period of twelve consecutive months (which period may not be extended or renewed), if the Board determines in good faith that: (i) upon the advice of an investment bank, permitting usage of such Shelf Registration could materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice would not be in the best interests of the Company or (iii) permitting usage of such Shelf Registration would impede, delay or interfere with any pending material acquisition, corporate reorganiation or similar transaction.

Section 2.04. Lock-Up Agreements. (a) If any registration of Registrable Securities shall be effected in connection with a Public Offering after the First Public Offering, none of the Company, its directors or officers or any Shareholder participating in such offering shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Shares or other equity or equity-linked securities of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement or, in the case of a Shelf Registration, 14 days prior to launch of the offering until the earlier of (x) such time as the Company and the lead managing underwriter shall agree and (y) 90 days following the pricing date of the offering, and each shall, upon request, execute a lock-up agreement containing such terms in customary form (a “Lock-up Agreement”). In no event shall the duration of such restrictions imposed upon any Shareholder be longer than those imposed upon the Company.

(b) Whenever the Company proposes to offer and sell shares of its common stock for its own account pursuant to a Public Offering, each Shareholder shall, upon request, enter into a Lock-Up Agreement (other than with respect to any Registrable Securities included in such Public Offering pursuant to Section 2.02 hereof) containing terms and of a duration consistent with those set forth in Section 2.04(a) hereof. In no event shall the duration of such restrictions imposed upon the Company be longer than those imposed upon any Shareholder.

Section 2.05.Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, or the Company prepares a Shelf Registration pursuant to Section 2.03, subject to the provisions of such Sections, the Company shall use all commercially reasonable efforts to effect the registration and the sale of Registrable Securities covered thereby in accordance with the intended method of disposition thereof as quickly as reasonably practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 30 days, or in the case of a Shelf Registration, three years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities), subject to Section 2.03(c). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use all commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Shareholder holding Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, subject to Section 2.03(c), promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) The Requesting Shareholder shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from any exercise of a Demand Registration (including any Underwritten Takedown), which underwriter or underwriters shall be reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall, in connection with any Public Offering, make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.05 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Registrable Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) In connection with any Public Offering, the Company shall use all commercially reasonable efforts to furnish to each underwriter, if any, a signed counterpart, addressed to such underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(j) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. In connection with a Shelf Registration, any Shareholder that does not provide such information within five Business Days of a request by the Company (which request is made before filing of the Shelf Registration) may have its Registrable Securities excluded from such Shelf Registration; provided that such securities shall be added within fifteen Business Days after the Shareholder provides such information if the Company may add such securities to such Shelf Registration without the need for a post-effective amendment (other than an automatically effective amendment) to the Shelf Registration.

(k) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.05(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.05(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.05(a)) by the number of days in the period from and including the date of the giving of notice pursuant to Section 2.05(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.05(e).

(l) The Company shall use all commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which the Shares are then listed or traded.

(m) In any Public Offering pursuant to a Demand Registration or Underwritten Takedown, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) Each Shareholder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company (which authorization shall not be unreasonably withheld), and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the Prospectus and any such free writing prospectus so authorized.

Section 2.06. Participation in Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements that are consistent for all similarly situated Shareholders and the provisions of this Agreement in respect of registration rights.

Section 2.07. Rule 144 Sales; Cooperation by the Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Without limiting the foregoing, the Company shall at any time after any of the Company’s shares of capital stock are registered under the Securities Act or the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144; (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each Shareholder upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell any Registrable Securities without registration.

ARTICLE III

INDEMNIFICATION AND CONTRIBUTION

Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.

Section 3.02. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.01, but only with respect to Damages caused by or relating to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free-writing prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 3.02 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to this Article III, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such

Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to assume the defense within a reasonable time of notice pursuant to this Section 3.03. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel per jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, and (B) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Person.

Section 3.04. Contribution. If the indemnification provided for in this Article III is unavailable or unenforceable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Article III was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.04, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Shareholder. Each Shareholder’s obligation to contribute pursuant to this Section 3.03 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Article III are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.

Section 3.05. Other Indemnification. Indemnification similar to that provided in this Article III (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

ARTICLE IV

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Registrable Securities shall cease to be subject to the terms hereof (other than (i) the provisions of Article III applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Registrable Securities and (ii) this Article IV).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign rights hereunder to any Permitted Transferee of such Shareholder. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Shareholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Waiver; Amendment. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the Company and the holders of at least a majority of the Registrable Securities at the time of such proposed waiver, amendment, supplement or modification, provided that no such waiver, amendment, supplement or modification shall adversely affect the economic interests of any holder of Registrable Securities hereunder disproportionately to other holders of Registrable Securities without the written consent of such holder.

Section 4.03. Independent Nature of Shareholders’ Obligations and Rights. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Shareholder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

Section 4.04.Interpretation; Incorporation of Terms by Reference. This Agreement is an “Ancillary Agreement” as such term is defined in the Separation and Distribution Agreement and shall be interpreted in accordance with the terms of the Separation and Distribution Agreement in all respects; provided that in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Separation and Distribution Agreement in respect of the subject matter of this Agreement, the terms of this Agreement shall control in all respects. Sections 9.03, 9.04, 9.05, 9.06, 9.07 (other than 9.07(d)), 9.08, 9.09 (without limiting Section 4.01 in any respect), 9.10, 9.11 (provided that any Person that becomes a Shareholder after the date hereof shall provide his or her notice information on Exhibit A), 9.12 and 9.13 of the Separation and Distribution Agreement shall each be incorporated herein by reference, mutatis mutandis, as if set forth in full herein.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed by their duly authorized representatives.

LIVENT CORPORATION

By:
Name:
Title:

FMC CORPORATION

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

EXHIBIT A

JOINDER TO REGISTRATION RIGHTS AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [•], 2018 (as the same may be amended from time to time, the “Registration Rights Agreement”), among Livent Corporation and the Shareholders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a “Permitted Transferee” of a Shareholder thereto, and shall have all of the rights and obligations of a “Shareholder” and a “Permitted Transferee” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Section 4.01 thereof).

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:                                   ,

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for notices:

[Address]
[Fax number]
[Email address]